«First_Name» «Last_Name»

EXHIBIT 10.27

KORN FERRY

LONG TERM PERFORMANCE UNIT PLAN

UNIT AWARD AGREEMENT

THIS UNIT AWARD AGREEMENT (this “Agreement”) by and between Korn Ferry, a Delaware corporation (the “Company”), and the Participant named below evidences the Unit Award granted by the Company to the Participant under the Korn Ferry Long Term Performance Unit Plan (the “Plan”).  The capitalized terms used in this Agreement are defined in the Plan, if not defined herein.

Participant: «First_Name» «Last_Name»

The Committee hereby selects the above named individual for participation in the Plan, effective as of the Grant Date.

Automatic Acceptance:  If the Participant wishes to decline the Unit Award, the Participant must decline this Unit Award within 30 days of the Grant Date set forth below.  If the Participant does not provide such notice within 30 days of the Grant Date, the Participant will be deemed to have accepted the Unit Award on the terms and conditions set forth in this Agreement.

Grant Date:  «Grant_Date»

Unit Award:  The Participant is hereby awarded «Number_of_Units» of Unit Awards as of the Grant Date,  subject to the terms of the Plan and this Agreement.  Each Unit Award has a base value of $50,000 for purposes of determining the lump sum payment made for a partially-vested Unit Award.  Each Unit Award has a full value of $125,000, which is the aggregate amount payable in five equal annual installments of $25,000 with respect to a fully-vested Unit Award.

Vesting:  The base value of the Unit Award shall become 25% vested 13 months after the Grant Date, 50% vested on the second anniversary of the Grant Date and 75% vested on the third anniversary of the Grant Date.  The full value of the Unit Award shall become fully vested on the fourth anniversary of the Grant Date. The full value of the Unit Award shall also become fully vested (i) on the later of the Participant’s 65th birthday or the second anniversary of the Grant Date, (ii) upon the death or Disability of the Participant, and (iii) upon a Change in Control Event.  In all instances, full or partial vesting is subject to the Participant’s continued employment by the Company through the relevant vesting date, and the Unit Award is forfeited upon termination of employment to the extent not vested.  Furthermore, at all times (even following full or partial vesting) the Unit Award is subject to forfeiture if the Participant is terminated for Cause or engages in Detrimental Activity, as set forth in the Plan.  Should the Unit Award be forfeited, no payment shall be made under the Unit Award.

«First_Name» «Last_Name»

Payment:  The vested portion of the base value of a Unit Award that is partially vested (but not fully vested) is payable as a lump sum on the first day of the seventh month following the Participant’s Termination Date.  Subject to the Participant’s payout elections (described below), a fully-vested Unit Award is payable in five equal annual installments of $25,000, with the first payment made during the calendar year that includes the seventh anniversary of the Grant Date, and with each subsequent payment made during each of the next four calendar years.  If the Participant’s employment with the Company terminates on account of Death prior to the seventh anniversary of the Grant Date, the annual installments commence 60 days following the date of death.  If the Participant incurs a Disability while employed by the Company but before the Annual Benefit Commencement Date, the Unit Award is payable as a lump sum of $125,000 in the year in which the Disability occurred.  In all instances the payment date within any calendar year is determined by the Company; provided, however, that any payments commencing due to a Participant’s Separation from Service (other than his or her death) shall not be made prior to the date that is six months following the date of such Separation from Service.

Payout Elections:  Within 30 days of the Grant Date, the Participant may elect (i) that the annual installments for a fully-vested Unit Award commence later than (but not earlier than) the calendar year that includes the seventh anniversary of the Grant Date, or (ii) that the payment for a fully-vested Unit Award be made over a greater (but not lesser) number of annual installments (with the full value of such installments remaining $125,000).  Furthermore, at least 12 months prior to the date benefits would otherwise commence, the Participant may elect that the annual installments for a fully-vested Unit Award commence later than the calendar year that includes the seventh anniversary of the Grant Date, provided that  any such election must defer the commencement of benefits at least five additional years.  In no instance shall interest or other investment earnings shall be credited to a Participant who makes an election to receive payments at a later date or over a greater number of installments.  Any Participant elections must be made in the form and manner specified by the Company.

Plan Document Controls:  This Agreement is subject to the terms and conditions of the Plan document.  The Company represents and warrants that a current copy of the Plan document has been provided to the Participant, and Participant hereby acknowledges receipt of such document.

The Company has executed this Agreement, and unless the Participant notifies the Company within 30 days of the Grant Date that the Participant  wishes to decline the Unit Award, the Participant is deemed to accept the Unit Award and to agree that the Unit Award is to be governed by the terms and conditions of this Agreement and the Plan.

KORN FERRY, a Delaware corporation By: Gary Burnison Its: Chief Executive Officer

«First_Name» «Last_Name»

KORN FERRY

LONG TERM PERFORMANCE UNIT PLAN

PAYOUT ELECTION FORM

NOTE -- THIS FORM IS OPTIONAL.  This form is only used to defer payments under the LTPUP.

Participant: «First_Name» «Last_Name»

Grant Date for Unit Awards subject to this election: «Grant_Date»

Purpose:  This optional form may be used by a Participant in the Korn Ferry Long Term Performance Unit Plan (the “Plan”) to defer payments under the Plan.  Please be aware that no interest is payable on deferred payments,.

If you wish to make an optional election to defer payments, you may elect (i) that the annual installments for a fully-vested Unit Award commence later than the calendar year that includes the seventh anniversary of the Grant Date, or (ii) that the payment for a fully-vested Unit Award be made over a greater number of annual installments.  If you elect either of these deferrals, interest is not payable --  the  full value of the installments you receive will remain $125,000.

A Participant who does not wish to further defer receipt of benefits or to receive benefits over a longer period should not submit this form.

Units Awards Subject to this Election:  The Participant’s election applies to the Unit Award(s) granted to the Participant on the Grant Date shown above (the “Applicable Unit Awards).

Deadline:  In order to comply with certain tax rules governing the Plan, a Participant wishing to defer benefits must complete and deliver this election form to the Company no later than 30 days following the Grant Date.  Any attempt to make the election following such deadline shall be disregarded.

No Interest or Investment Earnings:   Under the elections below, the Participant will receive the payments for the Applicable Unit Award at a later date or over a longer period of time than in the absence of the election.  The Participant understands and agrees that no interest, investment earnings or other compensation will be paid as a result of such election.

Defer Annual Benefit Commencement Date (OPTIONAL):  The Participant hereby elects to receive any Annual Benefit that he/she may be entitled to receive pursuant to the Plan for the Applicable Unit Awards beginning during the following calendar year: (Select one if you wish to defer receipt of your benefits; otherwise leave blank)

☐

The calendar year that is 6 months following the Participant’s Separation from Service with the Company.  However, (i) distributions will not start earlier than the calendar year that includes the seventh anniversary of the Grant Date, (ii) distributions will not start later than the year in which the Participant reaches age 70, and (iii) any payments due to a Participant’s Separation from Service will not start prior to six months following such Separation from Service.

«First_Name» «Last_Name»

☐

The calendar year in which the Participant attains age_____ (Insert an age not exceeding 70).  However, distributions will not start earlier than the calendar year that includes the seventh anniversary of the Grant Date.

☐

The calendar year that includes the ____ th anniversary of the Grant Date (Insert a number of years higher than 7).  However, distributions will not start later than the calendar year in which the Participant reaches age 70).

Spread Benefit Over Additional Installments (OPTIONAL):  The Participant hereby elects to receive any Annual Benefit that he/she may be entitled to receive pursuant to the Plan for the Applicable Unit Awards in the following number of installments: (Indicate the number of annual installments if you wish to receive more than 5 installments; otherwise leave blank)

☐	Pay my Annual Benefit in ___ installments (Insert a number of installments not less than 6, but no longer than 15 years).

DO NOT COMPLETE OR RETURN THIS FORM UNLESS

YOU WISH TO FURTHER DEFER YOUR PAYMENTS WITHOUT INTEREST.

“PARTICIPANT”	ACCEPTED BY:
KORN FERRY,
Signature	a Delaware corporation

Print Name

Address

City, State, Zip Code	By: Gary Burnison
Its: Chief Executive Officer